                                                                   EXHIBIT 10.7



                              MARKETING AGREEMENT

         This Marketing Agreement (the "Agreement") is made as of September 4, 1998 by and between DLJDIRECT Inc., a Delaware corporation with an address at One Pershing Plaza, Jersey City, NJ 07399 ("DLJdirect"), and E-LOAN, INC., a California corporation with an address at 540 University Avenue, Palo Alto, California 94301 ("E-Loan"), for the purpose of defining the terms and conditions for providing loan services and hypertext links from the DLJdirect Web site to the E-Loan Web site.

         Whereas DLJdirect and E-Loan intend to enter into an arrangement to offer DLJdirect customers access to E-Loan content and services:

         1. LOAN CENTER.

                  1.1 LOAN CENTER. E-Loan will create a "Loan Center," an internet site accessible by DLJdirect customers and the general public, for DLJdirect that will have the DLJdirect "look and feel," including the current DLJdirect navigation header, with a graphical reference to E-Loan. The Loan Center will contain various hypertext links to mortgage tools, services, and articles provided by E-Loan and shall enable customers of DLJdirect to, at a minimum, (a) search for rates for mortgages, second mortgages, home equity loans, and refinancings (collectively, "Loan Products") from a variety of lenders; (b) apply online for a Loan Product; and (c) prequalify for a Loan Product. All hypertext links from the Loan Center shall be subject to the prior written approval of DLJdirect. All tools, services and articles will have an E-Loan/DLJdirect co-branded header ("Co-Branded Pages"), and use the current DLJdirect navigation header and E-Loan sidebar and footer. Both parties shall agree to the "look and feel" of the Loan Center.

                  1.2 NUMBER OF LENDERS. E-Loan shall guarantee that for the duration of the Agreement it will maintain a relationship with at least [*] lenders that are eligible to offer Loan Products to DLJdirect customers in the Loan Center. DLJdirect shall have the right to exclude certain lenders from the Loan Center for any reason.

                  1.3 MORTGAGE LICENSES. E-Loan shall take steps necessary at its own cost and expense to become licensed in at least [*] states [*] by the end of 1998 and in [*] states and [*] by the end of June, 1999 as a mortgage broker and as a mortgage bank. E-Loan represents that it will not offer or process mortgage loans in states where it is not licensed or authorized to do so. Further, E-Loan represents that the establishment of the Loan Center and the anticipated compensation of DLJdirect hereunder does not constitute mortgage brokerage by DLJdirect (provided that appropriate disclosures are made on the Loan Center).

                  1.4 COMPLIANCE WITH CONSUMER LAW AND REGULATION. With regard to both E-Loan's activities in general and, in particular, in its handling of each application for each Loan Product, E-Loan shall comply with all State, Federal and local laws, rules and regulations, including but not limited to:
(i) the Federal Truth in Lending Act, as amended ("TILA"), and Federal Reserve Regulation Z thereunder; (ii) the Federal Equal Credit Opportunity Act ("ECOA") and Federal Reserve Regulation B thereunder; (iii) the Federal Fair Credit Reporting


----------
*Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Act; (iv) the Federal Real Estate Settlement Procedures Act as amended (RESPA), and Regulation X thereunder; (v) the Home Mortgage Disclosure Act and Regulation C thereunder; (vi) the Fair Housing Act; and (vii) the National Affordable Housing Act. In connection with ECOA and Regulation B, E-Loan agrees that it will not discourage or pre-screen any applicant or in any other manner violate the Act and Regulation. Further, E-Loan or its agents, or, if applicable, the originating lender shall be responsible for timely providing all consumer compliance disclosures (such as Good Faith Estimates of Settlement Services; HUD-1 Settlement Statements; ECOA adverse action notifications; TILA disclosures) required by the foregoing laws and regulations. E-Loan shall maintain, available for DLJdirect's inspection, and shall deliver to DLJdirect upon demand, evidence of compliance with all such requirements.


         2. LOAN COLLATERALIZED BY SECURITIES ACCOUNT. E-Loan and DLJdirect will develop a loan product ("Loan Collateralized By Securities Account" or "LCBSA") that allows customers of DLJdirect to use their DLJdirect account as collateral for a home mortgage. E-Loan agrees not to offer or announce its intention to offer a similar product to the customers of any other financial services company until December 31, 1998. E-Loan shall not preclude any other Loan Center lenders from originating loans collateralized by DLJdirect securities accounts through the Loan Center, which lenders have been approved in writing by DLJdirect to do so. If, for any reason, a separate written agreement is not executed by the parties regarding the terms of the LCBSA on or before November 15, 1998 either party may, at its option, terminate all obligations under this Paragraph 2. In such event, either party may enter into agreements with other parties to develop and market LCBSA products. All other provisions of this Agreement shall continue unchanged in the event either party elects to terminate all obligations of Paragraph 2.


         3. DEBT TRACKER. At DLJdirect's request, E-Loan will work with DLJdirect to integrate E-Loan's Debt Tracker service into DLJdirect's Web site, which will allow DLJdirect customers and visitors to the DLJdirect site to monitor their mortgages. DLJdirect reserves the right not to offer Debt Tracker to all or some of its customers/visitors.

         4. MARKETING FEES.

                  4.1 MARKETING FEES. E-Loan will pay a marketing fee to DLJdirect the greater of (i) [*] per month or (ii) [*] per click-through from the Loan Center to any of the links to E-Loan services (excluding links to articles or calculators). Upon the delivery of a written opinion of counsel acceptable to, and in form and substance satisfactory to DLJdirect, to the effect that RESPA and other applicable laws permit payment on a per completed loan application or closed loan basis, the marketing fee payment to DLJdirect with respect to all loans sourced or originated by E-Loan in connection with the "Co-Branded Pages" shall be not less than [*] per completed application or [*] per closed loan, whichever is greater (and not on the basis set forth in the preceding sentence). This fee structure will be re-negotiated by the parties in good faith if DLJdirect or its affiliates becomes a licensed mortgage broker or licensed mortgage banker.

                  4.2 PAYMENT. Payment on a click-through basis shall be made no more than thirty (30) days after the last day of each calendar month. E-Loan will issue DLJdirect a user code,


----------
*Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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

which must be used by DLJdirect to allow E-Loan to monitor traffic coming from the Loan Center. When and if payment is ever made on a per completed application or on a per closed loan basis, payment shall be made no more than sixty (60) days after the last day of each calendar month.

                  4.3 MARKETING. In return for the marketing fees, DLJdirect shall:

                           (a) Issue a joint press release with E-Loan which
shall be mutually agreed upon by both parties.

                           (b) Announce the Loan Center in its quarterly
newsletter to customers, IQ.

                           (c) Announce the Loan Center in a statement message.

                           (d) Establish a link to the Loan Center from within
at least one (1) of the six (6) main sections of the DLJdirect site (currently Market Monitor).

                           (e) Include the Loan Center in its marketplace area,
when such area becomes available on its site, but not later than November 30, 1998.

                           (f) Refer to the Loan Center in the "Awards and
Announcements" section of its home page under the heading "DLJdirect Facts."

                           (g) Refer to the Loan Center in the "Common
Questions" section of its home page.

                  4.4 HOME EQUITY LINE OF CREDIT. E-Loan shall offer customers of DLJdirect, who apply for and obtain a first mortgage loan through the Loan Center, a Home Equity Line of Credit ("HELOC"), which must close concurrently with the first mortgage loan. E-Loan will charge no additional fees for the HELOC and E-Loan will credit DLJdirect customers [*] for closing both the first mortgage loan and the HELOC. The [*] will be credited to DLJdirect customers at the time of closing. E-LOAN agrees not to offer this product to customers of any other company until November 1, 1998.

         5. WARRANTS. In consideration of DLJdirect entering into this Agreement, E-Loan shall issue to DLJdirect warrants to purchase $500,000 of E-Loan stock per the Warrant Purchase Agreement ("Purchase Agreement") dated September 4, 1998 and the Warrant to Purchase Preferred Stock of E-Loan ("Warrant to Purchase Preferred Stock") dated September 4, 1998, both of which are attached hereto. Any warrants that have become exercisable pursuant to the Warrant to Purchase Preferred Stock shall be deemed vested and non-forfeitable.

         6. DONALDSON, LUFKIN & JENRETTE (DLJ). With respect to residential mortgage loans sourced or originated by E-Loan in connection with the "Co-Branded Pages" and utilizing DLJ's posted price, E-Loan shall sell such loans to DLJ Mortgage Capital, Inc. (or another DLJ company, at the direction of DLJdirect), provided the mutually agreed upon underwriting guidelines have been satisfied.


----------
*Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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

         7. USAGE INFORMATION. E-Loan will monitor user traffic coming from the Loan Center and provide DLJdirect with a report of this information on a monthly basis. DLJdirect shall provide E-Loan with a monthly report of the number of page views for any page on its site which links to the Loan Center.

         8. LICENSE.

                  8.1 LICENSE OF MARKS. DLJdirect and E-Loan each grants to the other during the term of this Agreement a non-exclusive, non-transferable, royalty-free, worldwide license to use those of its trademarks, service marks, trade names, legal or other commercial or product designations (collectively, "Marks") on the other's Web site solely in connection with the object of this Agreement, including but not limited to inclusion in hypertext links, marketing, promotion, inclusion in content directories or indexes, and in electronic or print advertising, publicity materials, press releases, newsletters, and mailings, subject to the prior written approval by the licensing party of each individual use of that party's Mark(s).

                  8.2 LICENSE OF OTHER PROPRIETARY INTELLECTUAL PROPERTY MATERIALS. DLJdirect and E-Loan each grants to the other during the term of this Agreement a non-exclusive, non-transferable, royalty-free, worldwide license to use any and all other proprietary materials, whether protected under copyright, patent, trade secret or other law (collectively, "IP Materials") on the other's Web site solely in connection with the object of this Agreement, including but not limited to inclusion in Web content pages, marketing, promotion, inclusion in content directories or indexes, and in electronic or print advertising, publicity materials, press releases, newsletters, and mailings, subject to the prior written approval by the licensing party of the first use of each piece of IP Material and the right of that party to terminate the use of that IP Material upon thirty (30) days written notice.

                  8.3 PROVIDED IN GOOD FAITH. Both parties represent and warrant that their respective Web sites, their Marks, and their IP Materials, as well as all products or services available either through their respective Web sites or otherwise are provided in good faith, in compliance with applicable law and current business practices and do not violate the terms of any agreements with third parties.

                  8.4 REMOVAL OF MARKS. DLJdirect may, upon written request of E-Loan or on its own initiative, remove the E-Loan Marks and all other references to E-Loan from its site.

         9. CONTENT. Subject to Paragraphs 1.1 and 10, E-Loan shall give prior notice to DLJdirect in the event that it intends to materially alter the essential nature of its Internet site such that it materially affects the content being provided therein.

         10. ADVERTISING. E-Loan shall not display advertisements of any type or references to third parties on the Loan Center or on the Co-Branded Pages or on any of the links from the Loan Center without the prior written consent of DLJdirect. DLJdirect shall not display advertisements of any type on any pages which display the E-Loan Marks without the written approval of E-Loan, except that DLJdirect may display links to other content providers and that this shall not prevent DLJdirect from linking to the Loan Center from the marketplace section of its site.






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

         11. EXCLUSIVITY. E-Loan will be the exclusive content provider of home mortgage comparison services to DLJdirect during the first year of this Agreement. This does not limit DLJdirect from selling advertising to other single source mortgage providers (e.g. banks) on all pages of the DLJdirect Web site other than the Loan Center or the Co-Branded pages. Exclusivity will only be extended during the second year of the term if DLJdirect elects to receive the second installment of warrants as specified in the Warrant to Purchase Preferred Stock. Exclusivity shall not apply to the provision of the LCBSA described in Paragraph 2 in the event either party terminates the obligations set forth in Paragraph 2.

         12. INTELLECTUAL PROPERTY RIGHTS. Each party represents and warrants that it owns all right, title and interest or, to the extent not owned, has all necessary rights to use all materials owned by any third party which are used in its online service or Web site, and in its Marks and its IP Materials, and that the use thereof shall not violate any U.S. patent, copyright, intellectual property, contractual or other right of any third party.

         13. BENEFITS ON THIRD PARTIES. Nothing in this agreement shall be construed to confer benefits on third parties, including but not limited to the customers of DLJdirect or E-Loan and/or users of or visitors to the E-Loan Web site.

         14. AUDIT. Either party may, at its own expense, upon reasonable notice and during normal business hours, no more than once annually, inspect and audit the other party's records directly relating to the terms of this Agreement. Such audits shall be conducted by an independent certified public accountant at the cost of the requesting party and shall be limited in scope to a period of twelve (12) months prior to the month in which the audit commences, but not to include any period of time prior to the commencement of this Agreement.

         15. INDEMNIFICATION. Each party (indemnitor) shall indemnify and hold harmless the other (indemnitee) from and against any losses or damages (including reasonable attorneys' fees and disbursements) suffered by the indemnitee arising from any and all claims, suits, actions or causes of action seeking damages for losses caused by the actions or omissions of the indemnitor, including without limitation any breach of any warranty made by the indemnitor in this Agreement, except to the extent that such claims, suits, actions or causes of action relate to the negligence or willful misconduct of the indemnitee. E-Loan shall indemnify DLJdirect from all costs and expenses (including attorneys and other experts) of any mortgage regulatory inquiry that may be initiated relating to this Agreement. DLJdirect shall indemnify E-Loan from all costs and expenses (including fees and disbursements of attorneys and other experts) of any regulatory inquiry related to a securities transaction in a customer's DLJdirect account that may be initiated relating to this Agreement. Further, E-Loan shall indemnify DLJdirect from all costs and expenses (including attorneys, other experts and any related court costs) arising from E-Loan's failure to comply with the consumer appliance laws and regulations set forth in Paragraph 1.4 of this Agreement, and in particular, for failure to timely provide all of the disclosures required by such laws and regulations.

         16. NOTIFICATION. Each party shall notify the other as soon as practicable in the event that it receives a complaint, claim or regulatory inquiry concerning the other or becomes aware of any misuse of or misrepresentation concerning Marks, IP Material, Confidential Information, or services of the other party.

         17. DISCLAIMER OF WARRANTIES. Both parties shall provide all services hereunder "AS IS" and without any warranty of any kind. E-Loan does not guarantee continuous or uninterrupted display or distribution of the Co-Branded Pages and DLJdirect does not guarantee continuous or uninterrupted operation of its Web site. In the event of interruption of display or distribution of the Loan Center or of the Co-Branded Pages or of DLJdirect's Web site, the affected party's sole obligation shall be to restore service as soon as reasonably possible.

         18. LIMITATIONS ON LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, SUCH DAMAGES ARISING FROM BREACH OF CONTRACT OR WARRANTY OR FROM NEGLIGENCE OR STRICT LIABILITY), OR FOR INTERRUPTED COMMUNICATIONS OR LOSS OF USE THEREOF, LOST BUSINESS, LOST DATA OR LOST PROFITS, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

         19. TERM AND TERMINATION.


                  19.1 TERM. The initial term of this Agreement shall be for two (2) years and this Agreement shall automatically renew for one (1) year periods thereafter unless and until terminated by written notice from one party to the other given not less than sixty (60) days prior to the beginning of the next one (1) year period. The following Paragraphs shall survive the termination of this Agreement: 15; 18; 19; 21; 22; 23; and 26.


                  19.2 TERMINATION FOR BREACH. Except as expressly provided elsewhere in this Agreement, either party may terminate this Agreement at any time in the event of a breach of the Agreement by the other party which remains uncured after thirty (30) days written notice thereof to the other party (or such shorter period as may be specified elsewhere in this Agreement); provided that the cure period with respect to any scheduled payment will be fifteen (15) days following the due date.

                  19.3 TERMINATION FOR BANKRUPTCY/INSOLVENCY. Either party may terminate this Agreement immediately following written notice to the other party if the other party (i) abandons its business in the normal course; (ii) becomes or is declared insolvent or bankrupt; (iii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days; or (iv) makes an assignment for the benefit of creditors.

                  19.4 TERMINATION ON CHANGE OF CONTROL. In the event of a change of control of DLJdirect resulting in control of DLJdirect by an interactive mortgage comparison service company, E-Loan may terminate this Agreement by providing thirty (30) days prior written notice of such intent to terminate. In the event of a change of control of E-Loan resulting in control of E-Loan by an online brokerage service or other securities firm, DLJdirect may


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

terminate this Agreement by providing thirty (30) days prior written notice of such intent to terminate. A change of control shall be defined as ownership of more than 50% of the applicable company by a different entity than the owner as of the date of this Agreement.

                  19.5 TERMINATION ON ACQUISITION OF COMPETITOR. In the event E-Loan acquires ownership or control of a provider of securities brokerage services or establishes its own offering of securities brokerage services, then DLJdirect may terminate this Agreement by providing thirty (30) days prior written notice of such intent to terminate. In the event DLJdirect acquires ownership and control of an interactive mortgage comparison service or establishes its own interactive mortgage comparison service, then E-Loan may terminate this Agreement by providing thirty (30) days prior written notice of such intent to terminate.

         20. ARBITRATION. All disputes, claims or controversies arising out of this Agreement shall be exclusively settled in accordance with the rules of arbitration of the National Association of Securities Dealers Regulation, Inc. whose decision shall be final and binding upon the parties. The parties further agree that the arbitrators shall have the power to grant injunctive relief. Each party shall bear its own cost and expense of the arbitration. The decision of the arbitrators may be enforced in a court of competent jurisdiction in New York City. The location for all arbitration hearings shall be in New York City.

         21. CONFIDENTIAL INFORMATION. Each party acknowledges that during the term of this Agreement such party may come into possession of Confidential Information of the other party. For the purposes of this Agreement, "Confidential Information" means any information which the party disclosing the information (the "Discloser") designated as confidential or which the party receiving the information (the "Receiver") knows or has reason to know is confidential to the Discloser. Without limitation on the foregoing, Confidential Information includes: the terms of this Agreement, the E-Loan server logs and all information contained therein, all information provided by users to E-Loan in connection with the use of the Co-Branded Pages, the Co-Branded Pages specifications, code for the Co-Branded Pages and the company content. Confidential Information does not include information which is (a) already known by the Receiver at time of disclosure; (b) is or becomes, through no act or fault of the Receiver, publicly known; (c) received by the Receiver from a third party without a restriction on disclosure or use; (d) independently developed by the Receiver without reference to Discloser's Confidential Information; or (e) required to be disclosed by a court or governmental agency pursuant to a statute, regulation, or valid order.

         22. GOVERNING LAW. This Agreement will be governed and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

         23. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding and agreement of the parties and supersedes any and all oral or written agreements or understandings between the parties as to the subject matter of this Agreement. This Agreement may only be amended in a writing jointly executed by both parties hereto.

         24. ASSIGNMENT. This Agreement is not assignable by either party without the written consent of the other party except that either party may assign this Agreement in full to the surviving entity in a merger or acquisition or to a purchaser of more than 50% of its assets, but subject to Paragraph 19.4. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the parties.

         25. YEAR 2000 WARRANTY. E-Loan represents and warrants that its proprietary technology, system and processes ("Software") will record, store, process, calculate, and present calendar dates falling on or after (and if applicable, spans of time including) January 1, 2000, in the same manner, and with the same functionality, data integrity and performance, as the Software records, stores, processes, calculates and presents calendar dates on or before December 31, 1999 ("2000 Compliant"). E-Loan represents that the Software (i) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000; and (ii) will function with other software used by DLJdirect and/or Pershing ("Other Software") which may deliver records to the Software or receive records from Software, or interact with the Software, including but not limited to back-up and archived data, except to the extent that Other Software is not 2000 Compliant.

         26. GENERAL. If any provision of this Agreement is held to be invalid or unenforceable for any reason, the remaining provisions will continue in full force without being impaired or invalidated in any way. The parties of this Agreement are independent contractors, and no agency, partnership, joint venture or employee-employer relationship is intended or created by this Agreement.

DLJDIRECT INC.:                              E-LOAN, INC.:

By: /s/ Lia Hecht                            By: /s/ Doug Galen
    --------------------------------            ------------------------------------
        Lia Hecht                                 Douglas Galen
        Vice President                            Vice President of Sales & Business
                                                  Development

Date:                                        Date:
    --------------------------------              ----------------------------------

                           WARRANT PURCHASE AGREEMENT



         THIS WARRANT PURCHASE AGREEMENT ("Agreement") is made as of the 4th day of September, 1998, by and among E-Loan, Inc., a California corporation (the "Company"), and DLJdirect, a Delaware corporation ("DLJdirect" or the "Holder").

                                   RECITALS:

         WHEREAS, pursuant to the terms of the Marketing Agreement, by and between the Company and DLJdirect, dated September 4, 1998 (the "Marketing Agreement"), and in consideration thereof, the Company desires to issue a Warrant (as hereafter defined) to DLJdirect, and DLJdirect wishes to receive a Warrant, to purchase that number of shares of the Company's Series D Preferred Stock ("Series D Preferred Stock") as determined in this Agreement and in the Warrant;

         WHEREAS, the parties also wish to set forth certain representations, warranties, covenants, and agreements relating to the purchase of the Warrant provided for herein.

         NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. Authorization and Issuance of the Warrant.

                  1.1 Authorization. The Company has authorized the sale and issuance of the Warrant to DLJdirect.

                  1.2 Sale and Issuance of the Warrant. Subject to the terms and conditions hereof, the Company agrees to issue to the Holder a Warrant exercisable, at a price per share equal to $9.27, for that number of shares of Series D Preferred Stock as calculated in accordance with Section 1 of the Warrant, the form of which is attached hereto as Exhibit A (the "Warrant").

         2. Closing.

                  2.1 Closing; Closing Date. The closing of the issuance of the Warrant under this Agreement (the "Closing") shall take place on the date of this Agreement (the "Closing Date"), in accordance with arrangements mutually satisfactory to the Holder and counsel for the Company.

                  2.2 Closing Delivery. At the Closing, the Company will deliver to the Holder a Warrant to purchase that number of shares of Series D Preferred Stock as set forth in Section 1.2 hereto.

         3. Market Stand-Off. The Holder hereby agrees that the Holder shall be bound by the following market stand-off requirements with respect to the Series D Preferred Stock obtained upon exercise of the Warrant, and the Common Stock obtained upon conversion of the Series D Preferred Stock, or any securities issued in exchange or replacement thereof (any of the foregoing, and collectively, the "Warrant Shares"):

The Holder hereby agrees that, during a period not to exceed 180 days, following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended (the "Act"), it shall not, to the extent requested by the Company and the representative(s) of the underwriters in connection therewith, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Warrant Shares of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

                  3.1 Such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

                  3.2 all officers and directors of the Company enter into similar agreements.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Warrant Shares until the end of any applicable restricted period.

         4. Representations And Warranties of the Company.

                  4.1 Authorization. Subject to necessary corporate action to designate and authorize a sufficient number of Warrant Shares to affect the exercise of the Warrant, all corporate action on the part of the Company, its officers, directors, and shareholders necessary for the authorization, execution, and delivery of this Agreement, the performance of all the Company's obligations hereunder and for the authorization, issuance, sale, and delivery of the Warrant and the Warrant Shares has been taken or will be taken prior to the Closing.

                  4.2 Validity of Warrant and Warrant Shares. The Warrant, when issued in accordance with the terms of this Agreement, shall be duly and validly issued. The issuance of the Warrant and any subsequent issuance of the Warrant Shares are not and will not be subject to any preemptive rights and, when issued, sold, and delivered in compliance with the provisions of this Agreement and the terms of the Warrant and in accordance with the Company's Articles of Incorporation, as amended or restated, the Warrant and the Warrant Shares will be validly issued, fully paid, and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Warrant and the Warrant Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

                  4.3 Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale, or issuance of the Warrant and the Warrant Shares, or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at the Closing, except (i) for necessary corporate action to designate and authorize a sufficient number of Warrant Shares to affect the exercise of the Warrant and (ii) for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

         5. Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company as follows:

                  5.1 Legal Authority. It has the requisite legal power to enter into this Agreement, to purchase the Warrant hereunder and to carry out and perform its obligations under the terms of this Agreement.

                  5.2 Due Execution. This Agreement has been duly authorized, executed, and delivered by it, and, upon execution and delivery by the Company, this Agreement will be a valid and binding agreement of it.

                  5.3 Investment Representations.

                           (a) It is acquiring the Warrant for its own account,
not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering of the Warrant or Warrant Shares within the meaning of the Securities Act of 1933, as amended (the "1933 Act").

                           (b) It understands that (i) the Warrant and Warrant
Shares have not been registered under the 1933 Act by reason of a specific exemption therefrom, that they must be held by it indefinitely, and that Holder must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the 1933 Act or is exempt from such registration; and (ii) the Warrant and each certificate representing the Warrant Shares will be endorsed with the following legend:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL (WHO MAY BE COUNSEL TO THE COMPANY) SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

                           (c) It has been furnished with such materials and
has been given access to such information relating to the Company as it or its qualified representative has requested and it has been afforded the opportunity to ask questions regarding the Company and the Warrant and the Warrant Shares, all as it has found necessary to make an informed investment decision.

                           (d) By reason of its business or financial
experience, or the business or financial experience of its professional advisor, it has the capacity to protect its own interests in connection with this transaction.

                           (e) If it is a corporation, partnership, trust, or
other entity, it was not formed for the specific purpose of acquiring the Warrant or the Warrant Shares offered hereunder.

                           (f) It is an "accredited investor" as provided under
the 1933 Act and regulations adopted thereunder; and all information supplied by such Holder to the Company with respect to his or its purchase of the Warrant and the Warrant Shares has been and shall be true, complete, and accurate.

         6. Miscellaneous.

                  6.1 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

                  6.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

                  6.3 Successors and Assigns. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

                  6.4 Entire Agreement. This Agreement, the Marketing Agreement and the Exhibit hereto, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein.

                  6.5 Separability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  6.6 Amendment and Waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived with the written consent of the Company and the Holder.

                  6.7 Communications. All notices or other communications hereunder shall be in writing and shall be given by personal delivery, confirmed facsimile, overnight courier service, or by registered or certified mail (postage prepaid and return receipt requested) addressed as set forth below (or at such other address as a party may designate by notice to the other parties):

                  If to the Company:

                  E-LOAN, INC.
                  540 University Ave #350
                  Palo Alto, CA 94301

                  If to the Holder:

                  At the address indicated for the Holder on the signature pages hereof

Notice sent pursuant to or required by this Agreement shall be deemed given (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of telex or facsimile transmission, on the date on which the sender receives confirmation by telex or facsimile transmission that such notice was received by the addressee, provided that a copy of such transmission is additionally sent by overnight air courier or mail as set forth in (iii) or
(iv), respectively, below; (iii) in the case of overnight air courier, on the next business day following the day sent, with receipt confirmed by the courier; and (iv) in the case of mailing by first class certified or registered mail, postage prepaid, return receipt requested, on the fifth business day following such mailing.

                  6.8 Expenses. The Company and the Holder shall each bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated hereby.

                  6.9 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  6.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the Company has caused this Warrant Purchase Agreement to be signed by its duly authorized officer.

                                 E-LOAN, INC.


                                 By: /s/ D. Galen
                                    --------------------------------------

                                 Name:   Douglas Galen
                                      ------------------------------------

                                 Title:  VP
                                       -----------------------------------

                                 DLJDIRECT.


                                 By: /s/ Lia Hecht
                                    --------------------------------------

                                 Name:   Lia Hecht
                                      ------------------------------------

                                 Title:  Vice President
                                       -----------------------------------
                                        One Pershing Plaza
                                        Jersey City, NJ 07399

                                   EXHIBIT A

                                FORM OF WARRANT

         THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.


                  WARRANT TO PURCHASE SERIES D PREFERRED STOCK
                                       OF
                                  E-LOAN, INC.

                          VOID AFTER SEPTEMBER 4, 2001

                  This Warrant is issued to DLJdirect, a Delaware corporation, or its registered assigns ("Holder") by E-Loan, Inc., a California corporation (the "Company"), on September 4, 1998 (the "Warrant Issue Date"). This Warrant is issued pursuant to the terms of that certain Marketing Agreement, by and between the Company and DLJdirect, dated as of the date hereof (the "Marketing Agreement") and the Warrant Purchase Agreement, dated as of the date hereof (the "Purchase Agreement").

         1. Purchase of Shares. Subject to the terms and conditions hereinafter set forth and set forth in the Purchase Agreement, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to that number of fully paid and nonassessable shares of Series D Preferred Stock of the Company, as more fully described below, that equals the quotient obtained by dividing (a) five hundred thousand dollars ($500,000), by (b) $9.27. The shares of Series D Preferred Stock issuable pursuant to this Section 1 (the "Shares") shall also be subject to adjustment pursuant to Section 8 hereof.

         2. Exercise Price. The purchase price for the Shares shall be $9.27. Such price shall be subject to adjustment pursuant to Section 8 hereof (such price, as adjusted from time to time, is herein referred to as the "Exercise Price").

         3. Exercise Period. This Warrant shall become exercisable upon the later of (i) 30 days after the date of the initial commercial launch of the "Loan Center" as described in Section 1.1 of the Marketing Agreement and (ii) the first to occur of (A) the closing of a Corporate Transaction (as hereafter defined) or (B) the closing of the Company's Series D Financing; provided, however, that this Warrant shall not become exercisable with respect to 50% of the shares purchasable hereby unless DLJdirect shall have irrevocably elected to extend the term of E-Loan to be the exclusive content provider of home mortgage comparison services for an additional year in accordance with Section 11 of the Marketing Agreement. This Warrant shall remain so exercisable until 5:00 p.m. on September 4, 2001; provided, however, that in the event of
(a) the closing of the issuance and sale of shares of Common Stock of the Company in the Company's first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "IPO"), (b) the closing of the Company's sale or transfer of all or substantially all of its assets, or (c) the closing of the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions, resulting in the exchange of the outstanding shares of the Company's capital stock such that the stockholders of the Company prior to such transaction own, directly or indirectly, less than 50% of the voting power of the surviving entity, this Warrant shall, on the date of such event, no longer be exercisable and become null and void. In the event of a proposed transaction of the kind described above (any of the foregoing, a "Corporate Transaction"), the Company shall notify the holder of the Warrant at least twenty (20) business days prior to the consummation of such event or transaction; provided that the Board of Directors of the Company may shorten such twenty (20) business day notice period upon its good faith determination that a shorter period shall be required to consummate an acquisition transaction so long as Holder has a reasonable period of time to exercise the Warrant.

         4. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

                  (a) the surrender of the Warrant, together with a duly executed copy of the form of Notice of Election attached hereto, to the Secretary of the Company at its principal offices; and

                  (b) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

         5. Net Exercise. In lieu of exercising this Warrant pursuant to
Section 4, the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Series D Preferred Stock equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of shares of Series D Preferred Stock computed using the following formula:

                                            Y (A - B)
                                            ---------
                                    X =          A

         Where:            X =      The number of shares of Series D Preferred
                                    Stock to be issued to the Holder pursuant to this net exercise;

                           Y = The number of Shares in respect of which the net issue election is made;

                           A = The fair market value of one share of the Series D Preferred Stock at the time the net issue election is made;

                           B = The Exercise Price (as adjusted to the date of the net issuance).

For purposes of this Section 5, the fair market value of one share of Series D Preferred Stock (or, to the extent all such Series D Preferred Stock has been converted into the Company's Common Stock) as of a particular date shall be determined as follows: (i) if traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the net exercise election; (ii) if traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the net exercise; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company; provided, that, if the Warrant is being exercised upon the closing of the IPO, the value will be the initial "Price to Public" of one share of such Series D Preferred Stock (or Common Stock issuable upon conversion of such Series D Preferred Stock) specified in the final prospectus with respect to such offering.

         6. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within thirty (30) days of the delivery of the subscription notice.

         7. Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

         8. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

                  (a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its Series D Preferred Stock, by split-up or otherwise, or combine its Series D Preferred Stock, or issue additional shares of its Series D Preferred Stock or Common Stock as a dividend with respect to any shares of its Series D Preferred Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

                  (b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the Series D Preferred Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Series D Preferred Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

                  (c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Warrant Price, the Company shall promptly notify the holder of such event and of the number of shares of Series D Preferred Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

                  (d) Other Events. In case any event shall occur as to which the provisions of Section 8(a) and Section 8(b) hereof are not strictly applicable but the failure to make any adjustment would not, in the opinion of the Holder of this Warrant, fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such Sections, then, at the request of such holder, the Company and such Holder shall appoint a mutually and reasonably acceptable arbiter which shall give an opinion upon the adjustment to this Warrant, if any, on a basis consistent with the essential intent and principles established in Section 8(a) and Section 8(b) hereof, necessary to preserve the purchase rights represented by this Warrant. Upon receipt of such opinion, the Company will promptly make the adjustments described therein. If no adjustment to this Warrant are described therein, then such Holder shall pay the fees and expenses of such arbiter, and otherwise the Company shall pay such fees and expenses.

         9. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

         10. No Stockholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 10 shall limit the right of the Holder to be provided the Notices required under this Warrant or the Purchase Agreement.

         11. Transfers of Warrant. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity upon written notice to the Company. The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new warrants.

         12. Successors and Assigns. The terms and provisions of this Warrant and the Purchase Agreement shall inure to the benefit of, and be binding upon, the Company and the Holders hereof and their respective successors and assigns.

         13. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.

         14. Notices. All notices required under this Warrant shall be deemed to have been given or made for all purposes upon confirmation of receipt when delivered by: (i) personal delivery, (ii) facsimile; (iii) professional overnight courier service, or (iv) registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).

         15. Attorneys' Fees. If any action of law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to its reasonable attorneys' fees, costs and disbursements in addition to any other relief to which it may be entitled.

         16. Captions. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

         17. Governing Law. This Warrant shall be governed by the laws of the State of California as applied to agreements among California residents made and to be performed entirely within the State of California.

         IN WITNESS WHEREOF, E-Loan, Inc. caused this Warrant to be executed by an officer thereunto duly authorized.

                                  E-Loan, Inc.

                                  /s/ D. Galen
                                  ---------------------------------------------

                                  Print Name: Douglas Galen
                                             ----------------------------------
                                  Title:      VP
                                        ---------------------------------------

                               NOTICE OF EXERCISE


To:  [CORPORATION NAME]

                  The undersigned hereby elects to [check applicable subsection]:

--------------    (a)      Purchase _______ shares of Series D Preferred Stock
                           of ______________, pursuant to the terms of the attached Warrant and payment of the Exercise Price per share required under such Warrant accompanies this notice;

                  OR

--------------    (b)      Exercise the attached Warrant for [all of the
                           shares] [________ of the shares] [cross out inapplicable phrase] purchasable under the Warrant pursuant to the net exercise provisions of Section 5 of such Warrant.


         The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

                                 WARRANTHOLDER:

                                 ----------------------------------------------

                                 By:
                                    -------------------------------------------
                                              [NAME]

                Address:
                                 ----------------------------------------------

                                 ----------------------------------------------

Date:
     ---------------------------------------


Name in which shares should be registered:

--------------------------------------------